UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2600

Seattle, Washington 98101

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 26, 2012, following the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Omeros Corporation (“Omeros”), the Board elected Arnold C. Hanish as a Class I director with a term expiring at the 2013 annual meeting of shareholders of Omeros. Mr. Hanish is currently the Chief Accounting Officer and Vice President of Finance for Eli Lily & Co. The Board also appointed Mr. Hanish as the Chairman of the Audit Committee of the Board and determined that he is an “audit committee financial expert” as defined in the rules of the U.S. Securities and Exchange Commission (the “SEC”). The members of the Audit Committee are now Ray Aspiri, Thomas J. Cable and Mr. Hanish.

Mr. Hanish is eligible to participate in Omeros’ non-employee director compensation policy, which is described in the Form S-1/A filed by Omeros with the SEC on October 2, 2009. Under this policy, Mr. Hanish will receive cash compensation for his services in the following amounts: $20,000 per year for serving on the Board; $15,000 per year for serving as the Chairman of the Audit Committee; $1,750 for each meeting of the Board attended in person; $500 for each meeting of the Board attended by telephone; and $500 for each committee meeting attended in person or by telephone. These fees will be paid on a quarterly basis as earned.

In addition, pursuant to the non-employee director compensation policy, on the date of his election to the Board, Mr. Hanish received an automatic grant of an option to purchase 15,000 shares of Omeros common stock, with the shares subject to the option vesting in equal annual installments over a three-year period beginning on the date of his election. Moreover, the non-employee director compensation policy provides for an annual grant of an option award to purchase 5,000 shares of Omeros common stock as further described in such policy. Mr. Hanish and Omeros also entered into an indemnification agreement in the form previously described in and filed as an exhibit to Omeros’ Form S-1 filed on January 9, 2008.

As of the date of this Current Report on Form 8-K, neither Mr. Hanish nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Mr. Hanish a party to any understanding or arrangement pursuant to which he was elected as a director.

A press release announcing Mr. Hanish’s election to the Board is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated September 27, 2012 announcing election of Arnold C. Hanish to the Board of Directors of Omeros Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.

President, Chief Executive Officer, and Chairman of the Board of Directors

Date: September 28, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 27, 2012 announcing election of Arnold C. Hanish to the Board of Directors of Omeros Corporation